SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 4, 2003


                               InfoNow Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   00-19813                     04-3083360
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(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)



1875 Lawrence Street, Suite 1100, Denver, CO                        80202
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code   303-293-0212


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

In November 2003, the Board of Directors of InfoNow Corporation adopted amendments to InfoNow's Insider Trading policy to permit the establishment of prearranged trading plans meant to satisfy the safe harbor protections provided under Rule 10b5-1(c) of the Securities Exchange Act of 1934. These prearranged trading plans may be entered into only when not in possession of material, non-public information, and are often used, among other reasons, to provide persons who come into possession of material non-public information from time to time the ability to diversify investment portfolios through sales that might otherwise not be possible at a particular time.

     On December 3, 2003 and November 24, 2003, respectively, Mr. Michael Johnson, Chairman and CEO of InfoNow, and Mr. Harold R. Herbst, CFO of InfoNow, each established Rule 10b5-1 trading plans in respect of certain of their holdings of InfoNow securities.

Except as may be otherwise required by applicable law, the Company does not undertake to report the establishment of such trading plans by other officers, directors or other key employees of the Company, nor to report modifications, terminations or other activities under the plans adopted by Messrs. Johnson and Herbst.

Limitation of Incorporation by Reference

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             INFONOW CORPORATION


Date: December 4, 2003                       By: /s/ Harold R. Herbst
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                                             Name:  Harold R. Herbst
                                             Title:  Chief Financial Officer

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